EXHIBIT 99.1
            Directors and Officers of Aventis Pharmaceuticals Inc. ,
               Aventis Holdings Inc. and Rhone-Poulenc Rorer Inc.

     The following sets forth the name, title, business address, and present principal occupation of each of the directors and executive officers of API as of January 7, 2002. All are citizens of the United States unless otherwise indicated in parentheses under his or her name.

AVENTIS PHARMACEUTICALS INC.

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
Name                      Title                                  Address
----                      -----                                  --------
Daniel Camus              Chief Financial Officer                Aventis Pharma AG
(Germany)                 of Aventis Pharma AG                   65926 Frankfurt Main
                          and Director of API                    Germany

Frank L. Douglas,         Head of Research and                   Aventis Pharma AG
Ph.D., M.D.               Development of Aventis                 65926 Frankfurt Main
                          Pharma AG and Director                 Germany
                           of API

Richard J. Markham        Chief Executive Officer                Route 202-206
                          of Aventis Pharma AG                   Bridgewater, NJ 08807
                          and Director of API

Thierry Soursac,          Head of Commercial                     Route 202-206
M.D., Ph.D.               Operations for Aventis                 Bridgewater, NJ 08807
                          Pharma AG and Director
                           of API

Gerald P. Belle           President and Chief Executive          300 Somerset Corporate Blvd.
                          Officer and Director of API            Bridgewater, NJ 08807-0800

Susan Ketterman           Vice President, NA                     300 Somerset Corporate Blvd.
                          Human Resources                        Bridgewater, NJ 08807-0800

John R. Leone             Sr. Vice President, US                 300 Somerset Corporate Blvd.
                          Commercial Operations                  Bridgewater, NJ 08807-0800

Jurgen Lasowski           Vice President, NA Business            300 Somerset Corporate Blvd.
                          Development and Strategy,              Bridgewater, NJ 08807-0800

Pierre Legault            Vice President, Head of NA             300 Somerset Corporate Blvd.
(Canada)                  Finance and Information Systems        Bridgewater, NJ 08807-0800
                          and Chief Financial Officer

Daniel G. Maher           Vice President, Head of NA             10236 Marion Park Drive
                          Industrial Operations                  Kansas City, MO 64137

Francois Nader, MD        Vice President, Head of NA             300 Somerset Corporate Blvd.
                          Medical Affairs/Regulatory             Bridgewater, NJ 08807-0800

Charles F. Rouse, III     Vice President, Head of NA             300 Somerset Corporate Blvd.
                          Communications and                     Bridgewater, NJ 08807-0800
                          Community Affairs

Mark R. Shaw              Vice President, Head of NA             300 Somerset Corporate Blvd.
                          Administrative Services                Bridgewater, NJ 08807-0800

Edward H. Stratemeier     Vice President, Head of NA             300 Somerset Corporate Blvd.
                          Legal, Government Affairs              Bridgewater, NJ 08807-0800
                          and Policy/Secretary

Robert J. Carmody         Vice President, North America          300 Somerset Corporate Blvd.
                          Tax                                    Bridgewater, NJ 08807-0800
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
Gerald Dahling            Senior Vice President,                 Route 202-206
                          Global Patents                         Bridgewater, NJ 08807-0800

Charles D. Dalton         Vice President, Legal Corporate        Route 202-206
                          Development/Secretary                  Bridgewater, NJ 08807-0800

Thomas Hofstaetter        Senior Vice President,                 Route 202-206
                          Corporate Development                  Bridgewater, NJ 08807-0800

Claude Ourceyre           Vice President, Corporate              300 Somerset Corporate Blvd.
                          Human Resources -                      Bridgewater, NJ 08807-0800
                          Bridgewater Center

Kirk Schueler             Senior Vice President, Global          Route 202-206
                          Marketing                              Bridgewater, NJ 08807-0800

Errol de Souza            Vice President, Head of                Route 202-206
                          DI&A U.S.                              Bridgewater, NJ 08807-0800

Michael A. Yeomans        Vice President, Global                 Route 202-206
                          Business Development                   Bridgewater, NJ 08807-0800

Terry G. King             Treasurer                              300 Somerset Corporate Blvd.
                                                                 Bridgewater, NJ 08807-0800

AVENTIS HOLDINGS INC.

Directors:

Pierre Legault            Director                               300 Somerset Corporate Blvd.
                                                                 Bridgewater, NJ 08807-0800

Edward H. Stratemeier     Director                               300 Somerset Corporate Blvd.
                                                                 Bridgewater, NJ 08807-0800

Robert J. Carmody         Director                               300 Somerset Corporate Blvd.
                                                                 Bridgewater, NJ  08807-0800
Officers:

Phillip R. Ridolfi        President                              3711 Kennett Pike, Suite 200
                                                                 Greenville, DE 19807

Joan A. Hanlon            Vice President & Treasurer             3711 Kennett Pike, Suite 200
                                                                 Greenville, DE 19807

Andrea Q. Ryan            Secretary                              3711 Kennett Pike, Suite 200
                                                                 Greenville, DE 19807

RHONE-POULENC RORER INC.

Directors:

Pierre Legault            Director                               300 Somerset Corporate Blvd.
                                                                 Bridgewater, NJ 08807-0800

Robert J. Carmody         Director                               300 Somerset Corporate Blvd.
                                                                 Bridgewater, NJ  08807-0800
Officers:

Pierre Legault            President                              300 Somerset Corporate Blvd.
                                                                 Bridgewater, NJ 08807-0800

Charles D. Dalton         Vice President                         Route 202-206
                                                                 Bridgewater, NJ 08807-0800
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
Edward H. Stratemeier     Vice President                         300 Somerset Corporate Blvd.
                                                                 Bridgewater, NJ 08807-0800

Robert J. Carmody         Vice President/Asst. Treasurer         300 Somerset Corporate Blvd.
                                                                 Bridgewater, NJ  08807-0800

Owen K. Ball, Jr.         Secretary                              300 Somerset Corporate Blvd.
                                                                 Bridgewater, NJ 08807-0800

Terry G. King             Treasurer                              300 Somerset Corporate Blvd.
                                                                 Bridgewater, NJ 08807-0800

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